EXHIBIT 10.25



                           ADDENDUM TO LEASE AGREEMENT


          THIS ADDENDUM TO LEASE AGREEMENT made this 1st day of December, 1997, by and between AQUAPENN SPRING WATER COMPANY, a Pennsylvania corporation, with an address of P.O. Box 938, Milesburg, Pennsylvania (hereinafter referred to as "Lessor"),

                                      -AND-

SCHMALBACH-LUBECA PLASTIC CONTAINERS USA, INC., a Delaware corporation with an address of 912 City Road, Manchester, Michigan (hereinafter referred to as "Lessee" or "Tenant").

                                    RECITALS

     A. By Agreement of Lease made and to be effective as of the nineteen (19th) day of June, 1996 (the "Lease Agreement"), Lessor leased to Johnson Controls, Inc. 30,000 square feet of floor space located at Lessor's Milesburg plant under the terms and conditions more fully set forth therein for a term through March 31, 2001, together with certain options to renew or extend the lease term.

     B. As of January 31, 1997, Johnson Controls, Inc. assigned all its right, title and interest in and to the Lease and the Leased Premises to Lessee.

     C. Lessee desires to lease from Lessor 52,000 square feet of additional space which Lessor desires to lease to Lessee.


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         NOW, THEREFORE, in consideration of the above recitals which are deemed to be a material part of this Agreement, and in further consideration of these presents, and intending to be legally bound hereby, the parties agree as follows:

         1. Additional Leased Premises. Commencing December 15, 1997, Lessor does hereby demise, lease and let unto the Lessee and Lessee leases from Lessor 52,000 square feet of additional floor space located in the Lessor's Milesburg plant as more fully shown on the plan attached hereto marked Exhibit "A", which is hereinafter referred to as the "Additional Demised Premises."

         2. Rent. The rent for the Additional Demised Premises shall be $4.50 per square foot on an annual basis equaling a minimum annual amount of $234,000.00 payable in equal installments of $19,500.00 per month commencing on December 15, 1997. At that date, the aggregate monthly rent installments for the Leased Premises and Additional Leased Premises shall be $30,750.00.

         3. Term. The term of this Lease for the Additional Leased Premises shall commence on December 15, 1997 and shall run concurrently with the lease term for the Leased Premises, that is until March 31, 2001. The option to extend the Lease as contained in Paragraph 25 of the Lease Agreement shall also apply to the Additional Leased Premises.

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     4. Agreement Remains Unchanged. In all other respects, the Lease Agreement and the Assignment thereof shall remain in full force and effect except as modified by this Addendum.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year above written.

WITNESS:                        AQUAPENN SPRING WATER COMPANY


(Signature illegible)           By: /s/ Geoffrey F. Feidelberg     (SEAL)
-------------------------          --------------------------------

                                SCHMALBACH-LUBECA PLASTIC
                                CONTAINERS USA, INC.


 /s/ William J. O'Connell       By: (Signature illegible)          (SEAL)
-------------------------         ---------------------------------

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                                  Exhibit "A"

                     (Exhibit A is a diagram setting forth
            the additional floor space to be occupied by the Lessee.)